POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Margaret R. Fleming, Stephanie L. Hernandez, Jenn X. Hu, Dana E. Kumar, and any duly appointed Corporate Secretary of The Boeing Company (the "Company"), each of them acting singly, and with full power of substitution, re-substitution and delegation, the undersigned's true and lawful attorney-in-fact (each such person and their substitutes and delegees being referred to herein as the "attorney-in-fact") to:

(1) obtain and maintain credentials and take other such actions as may be necessary or appropriate to enable the undersigned to submit and file documents, forms, and information with the U.S. Securities and Exchange Commission ("SEC") via the Electronic Data Gathering and Retrieval ("EDGAR") system, including: (i) preparing, executing for and on behalf of the undersigned, and submitting to the SEC a Form ID (and any amendments thereto) or any other documents necessary or appropriate to obtain such credentials; and (ii) enrolling the undersigned in EDGAR Next or any successor filing system;

(2) act as an account administrator for the undersigned's EDGAR account, including: (i) appointing, removing and replacing account administrators, account users, technical administrators and delegated entities, or other such roles as the undersigned or the attorney-in-fact may designate and as such terms may be defined by the SEC, from time to time; (ii) maintaining, modifying and certifying the accuracy of information on the undersigned's EDGAR account dashboard; (iii) acting as the EDGAR point of contact with respect to the undersigned's EDGAR account; and (iv) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators;

(3) cause the Company to accept a delegation of authority from the undersigned's EDGAR account administrators and authorize the Company's EDGAR account administrators pursuant to that delegated entity designation to appoint, remove or replace users for the undersigned's EDGAR account;

(4) prepare and execute for and on behalf of the undersigned any and all forms and other documents (including any amendments thereto) the undersigned is required to file with the SEC or which the attorney-in-fact considers advisable for the undersigned to file with the SEC under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any rule or regulation thereunder, including Forms 3, 4 and 5 (all such forms and other documents and amendments thereto being referred to herein "SEC Filings");

(5) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such SEC Filing and timely file SEC Filings with the SEC and any stock exchange or similar authority;

(6) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the attorney-in fact; and

(7) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in the attorney-in-fact's discretion.

The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act.

The undersigned agrees that the attorney-in-fact may rely entirely on information furnished orally or in writing by the undersigned to the attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the
  Company and the attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to the attorney-in-fact for purposes of executing, acknowledging, delivering or filing SEC Filings or Form ID and agrees to reimburse the Company and the attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined in the first paragraph hereof ("Prior Powers of Attorney"), and the authority of the attorneys in-fact named in any Prior Powers of Attorney is hereby revoked.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file SEC Filings with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier (a) revoked by the undersigned in a signed writing delivered to the attorney-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined in the first paragraph hereof dated as of a later date.

IN WITNESS WHEREOF, 23rd day of July, 2025.

Signature

/s/ Michael J. Cleary